EXHIBIT 10.4

                         CHANGE OF CONTROL AGREEMENT

      THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is entered into this 8th day of May, 1997, between Tejas Gas Corporation, a Delaware Corporation (the "Company"), and the undersigned (the "Executive").

      The Board of Directors of the Company considers the maintenance of sound management to be essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Company recognizes the possibility that a change of control may occur, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Board of Directors has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without the distraction which may arise from the possibility of a change of control of the Company.

      This Agreement does not alter the Executive's status as an at-will employee of the Company. However, the Company believes that, both prior to and at the time a change of control is anticipated or occurring, it would be necessary to have the Executive's continued attention and dedication to assigned duties without distraction, and this Agreement is intended as an inducement to continue to serve as an employee of the Company (subject, however, to either party's right to terminate such employment). Therefore, the Company agrees that the Executive shall receive the severance benefits hereinafter set forth in the event the Executive's employment with the Company terminates subsequent to a Change of Control (as defined in Section 5 hereof) under the circumstances described below.

      Certain capitalized terms used herein are defined in Section 5 below.

      IT IS, THEREFORE, AGREED:

      SECTION 1. TERM OF AGREEMENT. This Agreement shall be effective from and after the date hereof to and including January 1, 2002; provided, however, that commencing on January 1, 2002 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than January 4 of the preceding year, the Company shall have given the Executive written notice that it does not wish to extend this Agreement; and provided, further, that, if a Change of Control of the Company shall have occurred during the term of this Agreement, then notwithstanding any such notice by the Company not to extend, this Agreement shall be deemed to be extended to and including the second anniversary of the date of such Change of Control. This Agreement shall be immediately terminated, and the Executive shall have no right to the payment of any benefit under this Agreement, in the event that the Executive's employment with the Company and its affiliates (taken as a group) is for any reason terminated prior to the occurrence of a Change of Control (including by reason of such Executive's employer ceasing to be an affiliate of the Company). For purposes of this Agreement, the term "affiliate" shall have the meaning provided in Rule 405 of Regulation C of the Securities Act of 1933, as amended.

Change of Control Agreement
Rene R. Joyce
May 8, 1997
Page 2

Notwithstanding the foregoing, however, in the event that the Executive's employment is involuntarily terminated by the Company (other than due to death or for Good Cause or Disability, as hereinafter defined) subsequent to such time as the Company has entered into a letter of intent or a definitive agreement which subsequently results in a Change of Control, then such termination (an "Advance Termination") shall be deemed to be a termination which entitles the Executive to the severance benefits hereinafter set forth.

      SECTION 2.  OTHER BENEFIT ARRANGEMENTS.

      (a) This Agreement shall supersede any and all existing understandings and agreements between the Executive and the Company or any of its affiliates and any and all plans and policies of the Company or any of its affiliates (in the case of any affiliates, including without limitation agreements, plans and policies entered into or established before such affiliates became affiliates of the Company), with regard to severance benefits to be paid to the Executive on account of involuntary termination of the employment of the Executive; provided that this Agreement does not supersede benefits required by law or provided under the terms of any employee benefit plan of the Company or its affiliates that is not primarily designed to provide benefits for involuntary termination of employment. Except as otherwise provided in this Section 2, payments and benefits to the Executive hereunder shall be made and provided without regard to and in addition to any other payments or benefits required to be paid and provided to the Executive at any time hereafter under any other agreement, plan or policy of the Company or any of its affiliates relating to compensation, retirement or other benefits, including without limitation any amounts payable to the Executive under the Company's Annual Incentive Plan and Employee Stock Option Plan. Except as otherwise provided in this Agreement, no payments or benefits to the Executive under this Agreement shall be reduced by any amount the Executive may earn or become entitled to receive from employment with the Company or any of its affiliates, from employment with another employer, or from any other source.

      (b) Notwithstanding the provisions of Section 2(a), this Agreement shall supersede the terms and provisions of the severance pay policies of the Company or any of its affiliates only during the period from and after the date of the occurrence of a Change of Control to and including the second anniversary of such date.

      SECTION 3.  ELIGIBILITY FOR BENEFITS.

      (a) The Executive shall be eligible for benefits under this Agreement if at any time during the term of this Agreement a Change of Control occurs and (i) an Advance Termination has occurred, or (ii) at the time of the Change of Control or within two years thereafter (A) the Executive involuntarily ceases to be an employee of the Company and its affiliates (taken as a group) for any

Change of Control Agreement
Rene R. Joyce
May 8, 1997
Page 3

reason other than termination for Good Cause, Disability or death or (B) the Executive terminates his or her employment with the Company and its affiliates (taken as a group) for Good Reason (the date of the Executive's termination of employment under either clause (i) or (ii) is hereinafter referred to as the "Termination Date").

      (b) If, following a Change of Control or pursuant to a transaction or series of transactions resulting in a Change of Control, business operations of the Company or any of its affiliates are transferred to a corporation or other entity having as its chief executive officer the chief executive officer of the Company immediately prior to the date of such Change of Control and such officer continues in such capacity for the remaining term of this Agreement (or, if earlier, until his death or disability) and such corporation or entity continues the employment of the Executive as a successor employer (in a capacity which would not constitute Good Reason for the voluntary termination of employment by the Executive as provided in this Agreement), then the Executive shall not be deemed to have involuntarily ceased to be an employee of the Company and its affiliates (taken as a group), and instead the term an "employee of the Company and its affiliates (taken as a group)" as used in this Agreement shall be deemed to include an employee of such successor employer. The obligations of the Company under this Agreement to provide payments or benefits to the Executive as set forth herein shall continue in effect and apply to any subsequent termination of the Executive's employment with such successor employer which would have given rise to an obligation to provide benefits or payments to the Executive had the Executive remained an employee of the Company and its affiliates (taken as a group), notwithstanding any assumption of this Agreement pursuant to Section 10(a), unless such obligations are fully satisfied by the successor employer.

      SECTION 4. BENEFITS. If the Executive is eligible for benefits under
Section 3, then the Executive shall receive the cash amount set forth under
Section 4(a) within ten days after the later of the Change of Control or the Termination Date, and shall be eligible for continued welfare benefits under
Section 4(b).

      (a) The Executive shall be paid, subject to Section 8 below, a lump-sum cash payment in an amount equal to 2.99 multiplied by the Executive's base salary at the Termination Date and target annual bonus potential under the bonus plan in effect at the Termination Date, but prior to any reduction in compensation that constitutes Good Reason (but not less than the base salary and target annual bonus potential at the time of the Change of Control) (the "Annual Compensation"); provided that Annual Compensation shall be adjusted during each year to include (i) the amounts of compensation deferred under the Company's Thrift Plan and Thrift Benefit Restoration Plan and (ii) the amounts, if any, paid by the Company as premiums on split dollar life insurance in excess of the amounts that otherwise would have been contributed to the Pension Benefit Restoration Trust and the Thrift Benefit Restoration Trust.

Change of Control Agreement
Rene R. Joyce
May 8, 1997
Page 4

      (b) The medical, dental and group life insurance coverage in effect with respect to the Executive and his or her dependents as of the date of the Change of Control shall be continued until the earlier of (i) 12 months after the later of the Change of Control or the Termination Date or (ii) the date the Executive becomes a participant in the group insurance benefit program of a new employer providing substantially equivalent or greater benefits to the Executive and his or her dependents.

      SECTION 5.  DEFINITIONS.  For purposes of this Agreement:

      (a) A "Change of Control" shall be deemed to have occurred if any person or group (other than Frederic C. Hamilton, Charles C. Gates or Jay A. Precourt or any affiliate (either directly or through one or more intermediaries) of any of them) shall become the record or beneficial owner of securities of the Company entitling the owner thereof to vote more than 50% of all of the votes which may be cast with respect to matters submitted to a vote of the holders of the Common Stock of the Company (the "New Control Group") and, in connection therewith or thereafter, the Continuing Directors (defined below) cease to constitute a majority of the Board of Directors of the Company, or if all or substantially all of the assets of the Company are acquired by any persons, or if the Company adopts a plan of liquidation. For purposes of this Agreement, where a Change of Control results from a series of related transactions, the Change of Control shall be deemed to have occurred on the date of the consummation of the last such transaction. As used herein, the term "Continuing Directors" means the directors of the Company on January 1, 1997, together with any directors subsequently nominated or elected by at least 80% of the Continuing Directors then serving on the Board of Directors so long as such subsequently nominated or elected directors were not nominated by the New Control Group and are not at any time while serving on the Board of Directors, and have never been prior to serving on the Board of Directors, employees, agents, or affiliates of any member of the New Control Group.

      (b) "Good Cause" shall mean (i) the conviction of the Executive for any felony involving dishonesty, fraud or breach of trust or (ii) the willful engagement by the Executive in gross misconduct in the performance of his or her duties that materially injures the Company or any of its affiliates. If a Change of Control occurs, this definition of "Good Cause" shall be deemed to be the definition of "cause" for purposes of any Employee Stock Option Agreement that would incorporate the term "cause" by reference to an employment agreement with the Executive.

      (c) "Disability" shall have the meaning set forth in the Federal Social Security Act of 1935, as amended, and if the Executive is unable to perform service for the Company for any physical or mental reason that does not constitute "Disability" due to its temporary nature, the Executive shall not be deemed to have voluntarily terminated employment.

Change of Control Agreement
Rene R. Joyce
May 8, 1997
Page 5

      (d) "Good Reason" shall exist if, without the written consent of the Executive, (i) the Executive is assigned duties (or has his or her duties diminished in a fashion) materially inconsistent with his or her position, duties, responsibilities and status with the Company and its affiliates as of the time of a Change of Control, (ii) the Company or any of its affiliates reduces the aggregate compensation or incentive package of the Executive as in effect at the time of a Change of Control by 10% or more, (iii) the Company or any of its affiliates reduces the benefit package for health and welfare benefit plans, pension and 401(k) plans of the Executive, as in effect at the time of the Change of Control, except for changes in the benefit package applicable to all employees of the Company or its affiliates, (iv) the Company takes any other action which materially and adversely changes the conditions or perquisites of the Executive's employment in effect as of the time of the Change of Control (provided that no material or adverse change shall be deemed to have occurred solely on account of a change in the individual(s) in the office or on the board of directors to whom the Executive reports), or (v) the Company or any of its affiliates requires the Executive regularly to perform his or her duties of employment beyond a 90-mile radius from the location of his or her employment as of the time of the Change of Control. The Executive shall give notice of any termination of the Executive's employment for Good Reason due to any of the events described above by delivery of written notice thereof to the Company within 120 days after the first occurrence of the event giving rise to such Good Reason.

      (e) The terms "beneficial owner," "group" and "person" shall have meanings determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      SECTION 6. CONTINUED EMPLOYMENT. As consideration for the benefits to be provided by the Company under this Agreement, prior to the occurrence of a Change of Control the Executive agrees to deliver to the Company 30 days' prior written notice of any voluntary termination by the Executive of his or her employment with the Company or its affiliates.

      SECTION 7. PAYMENT OF INTEREST. Any payment not made within ten business days after it is due in accordance with this Agreement shall thereafter bear interest at two percent over the "prime rate" as published in THE WALL STREET JOURNAL from time to time, which is the base rate on corporate loans posted by at least 75% of the nation's thirty largest banks.

      SECTION 8.  SECTION 280G LIMITATION ON PAYMENTS.

      (a) The Company shall make the payment and provide the benefits under
Section 4 of this Agreement; provided, however, that if all or any portion of the benefits provided under Section 4 of this Agreement, either alone or together with other payments and benefits which the Executive receives or is then entitled to receive from the Company or any affiliate, would constitute a

Change of Control Agreement
Rene R. Joyce
May 8, 1997
Page 6

"parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall reduce such payments and benefits provided to the Executive under Section 4 of this Agreement to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, the net after-tax benefit to the Executive shall exceed the net after-tax benefit if such reduction were not made. "Net after-tax benefit" for these purposes shall mean the sum of (i) the total amount payable to the Executive under Section 4 of this Agreement, plus (ii) all other payments and benefits which the Executive receives or is then entitled to receive from the Company or any affiliate that would constitute a "parachute payment" within the meaning of
Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of the payment under Section 4), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The amount of any reduction made under this Section 8(a) in the payment to which the Executive is entitled under Section 4 of this Agreement is hereinafter referred to as the "Relinquished Amount."

      (b) If the Executive's payment under Section 4 of this Agreement is reduced under Section 8(a) and, notwithstanding such reduction, the Executive subsequently pays or becomes obligated to pay any excise tax under Section 4999 of the Code on any payment or benefit he or she receives (whether pursuant to this Agreement or otherwise) in connection with the event giving rise to his or her right to receive payments and benefits under Section 4 of this Agreement, the Company shall pay to the Executive an amount equal to the Relinquished Amount, together with interest thereon at the rate set forth in Section 7 of this Agreement from the date of the payment to the Executive pursuant to Section 4 of this Agreement to and including the date of payment of the Relinquished Amount, and an amount ("Special Reimbursement") which, after payment by the Executive of any federal, state and local taxes, including any further excise tax under Section 4999 of the Code on, with respect to or resulting from all payments and benefits received (whether pursuant to this Agreement or otherwise, and including the Relinquished Amount and this Special Reimbursement), equals the total excise tax paid or payable.

      SECTION 9. FEES AND EXPENSES. The Company shall pay the Executive's out-of-pocket expenses, including reasonable attorneys' fees and expenses, in connection with any judicial proceeding or arbitration to enforce this Agreement or to construe, or to determine or defend the validity of, this Agreement or otherwise in connection herewith. The Company shall reimburse the Executive for all reasonable attorneys' and accountants' fees incurred in connection with determining whether a reduction under Section 8(a) is appropriate. The Company will make such payments or reimbursements under this Section 9 on a current basis no less frequently than quarterly.

Change of Control Agreement
Rene R. Joyce
May 8, 1997
Page 7

In no event will the Executive be required to reimburse the Company for any of the costs and expenses incurred by the Company relating to any judicial proceeding or arbitration.

      SECTION 10.  SUCCESSORS:  BINDING AGREEMENT.

      (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

      (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount is still payable to the Executive hereunder, such amount shall be paid in accordance with the terms of this Agreement to his or her devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

      SECTION 11. COUNTERPARTS. This Agreement may be signed in one or more counterparts, any one of which shall constitute an original, but all of which taken together shall be deemed to be one and the same Agreement.

      SECTION 12. CHOICE OF LAW. This Agreement shall be construed and interpreted pursuant to the internal laws of the State of Texas.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first herein written.

                                        TEJAS GAS CORPORATION

                                        By: /s/ JAY A. PRECOURT
                                                Jay A. Precourt
                                                Vice Chairman of the Board and
                                                Chief Executive Officer

Accepted and agreed to this 9th day of May, 1997:

/s/ RENE R. JOYCE
    Rene R. Joyce (Executive)